Exhibit 99.1

Modern Everyday Inc.

Consolidated Financial Statements

Page(s)

Report of Independent Registered Public Accounting Firm	1

Consolidated Financial Statements:

Consolidated balance sheets	2

Consolidated statements of operations	3

Consolidated statements of cash flows	4

Consolidated statements of changes in stockholders’ equity	5

Notes to consolidated financial statements	6 - 15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Modern Everyday Inc.

We have audited the accompanying consolidated balance sheets of Modern Everyday Inc. (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that we considered appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits include examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. Our audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Anton & Chia, LLP

November 5, 2014

Newport Beach, California

1

Consolidated Balance Sheets

ASSETS	6/30/2014	12/31/2013	12/31/2012
	(Unaudited)	(Audited)	(Audited)

Cash	$204,557	$161,936	$949,244
Trade receivables	208,666	332,151	339,630
Notes receivable - current	–	177,737	151,655
Inventory, net	1,127,392	928,609	439,316
Prepaid merchandise	206,810	207,067	63,988
Due from officer	–	–	386,134
Other current assets	53,152	88,159	159,268
Total current assets	1,800,577	1,895,659	2,489,235

Notes receivable - non current	–	401,539	593,585
Property and equipment, net	8,350	9,627	–
Intangible asset, net	111,376	114,285	30,487
Other non-current assets	19,392	15,199	8,451
Total long term assets	139,118	540,650	632,523

Total assets	$1,939,695	$2,436,309	$3,121,758

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
Accounts payable	$302,471	$149,514	$226,281
Notes payable	418,620	803,904	1,050,511
Loan payable	70,000	–	250,000
Interest payable	39,404	75,859	45,074
Payroll payable	38,865	24,743	248,215
Accrued expenses	235,518	141,986	44,715
Deferred revenue	243	–	198,937
Other current liabilities	–	–	6,154
Total current liabilities	1,105,121	1,196,006	2,069,887

Loan payable - long term	243,764	–	200,000
Total long term liabilities	243,764	–	200,000

Total liabilities	1,348,885	1,196,006	2,269,887

Stockholders' equity
Share capital	230,000	230,000	140,000
Retained Earning	360,810	1,010,303	711,871
Total stockholders' equity	590,810	1,240,303	851,871

Total liabilities and stockholders' equity	$1,939,695	$2,436,309	$3,121,758

The accompanying notes are an integral part of these consolidated financial statements.

2

Consolidated Statements of Operations

	For the Six Months Ended		For the Year Ended
	6/30/2014	6/30/2013	12/31/2013	12/31/2012
	(Unaudited)	(Unaudited)	(Audited)	(Audited)

Net Sales	$4,092,314	$3,270,094	$9,300,320	$2,630,248
Cost of goods sold	(2,227,240)	(1,768,617)	(5,055,741)	(1,311,845)
Gross profit	1,865,074.42	1,501,476	4,244,579	1,318,403.19

Operating Expenses:
Selling expenses	(1,502,525)	(1,130,498)	(3,244,520)	(960,784)
General and Administrative Expenses	(471,607)	(356,959)	(825,368)	(531,586)
Total operating expenses	(1,974,132)	(1,487,457)	(4,069,889)	(1,492,370)

Operating income (loss)	(109,058)	14,020	174,690	(173,967)

Other gains or (loss)	(8,638)	141,013	198,700	–
Interest income	20,362	26,684	50,265	–
Interest expense	(31,291)	(49,119)	(125,224)	(17,861)
Net income (loss) from continuing operations	(128,625)	132,597	298,432	(191,828)

Discontinued operation, net of tax	–	–	–	157,055
Gain in disposal of toys business division - Windmills	–	–	–	553,606

Net income (loss)	$(128,625)	$132,597	$298,432	$518,833

Net income (loss) per share - basic & diluted	$(85.75)	$88.40	$198.95	$(127.89)

Weighted average common shares outstanding - basic & diluted	1,500	1,500	1,500	1,500

The accompanying notes are an integral part of these consolidated financial statements.

3

Consolidated Statements of Cash Flows

	For the Six Months Ended		For the Year Ended
	6/30/2014	6/30/2013	12/31/2013	12/31/2012
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Operating Activities:
Net income (loss)	$(128,625)	$132,597	$298,432	$518,833

Adjustments to reconcile net income (loss) to net cash used in operating activities:

Amortization expense	34,696	7,777	28,261	5,982
Depreciation expense	1,744	750	1,665	5,555
Allowance for inventory reserves	–	–	143,954	68,250
Allowance for sales returns	12,901	–	40,517	31,037
Gain in discontinued operations	–	–	–	(157,055)
Gain in disposal of discontinued operations	–	–	–	(553,606)
Change in operating assets and liabilities:
Trade receivable	110,584	187,605	(33,038)	(2,445)
Inventory	(198,783)	(577,752)	(633,247)	168,012
Prepaid merchandise	256	(176,957)	(143,079)	(63,988)
Due from officer	–	386,134	386,134	(386,134)
Accounts payable	152,958	75,921	(76,767)	(172,981)
Interest payable	(36,455)	2,473	30,785	36,086
Payroll payable	14,122	(226,225)	(223,472)	206,586
Accrued expenses	93,532	67,734	97,270	(13,275)
Deferred revenue	243	(141,227)	(198,937)	(7,382)
Other current assets	35,007	(275,354)	71,110	(1,915)
Other current liabilities	19,255	41,855	(6,154)	(142,744)
Other Non-Current Assets	(4,193)	–	(6,747)	–
Total cash provided by (used in) operating activities	107,240	(494,669)	(223,312)	(461,184)

Investing Activities:
Acquisition of property and equipment	(19,722)	(1,841)	(11,292)	(3,932)
Acquisition of intangible Assets	(31,786)	(48,809)	(112,060)	(36,469)
Cash received from disposal of toys business division - Windmills	–	–	–	550,000
Cash received from Windmills notes receivable	58,408	67,647	165,964	–
Total cash flow provided by (used in) investing activities	6,900	16,997	42,612	509,599

Financing Activities:
Proceeds from notes and loan payable	327,044	310,576	766,672	1,167,155
Repayment of notes and loan payable	(398,563)	(588,262)	(1,463,280)	(430,000)
Shareholder investment	–	–	90,000	–
Dividend Distribution	–
Total cash flow provided by (used in) financing activities	(71,519)	(277,686)	(606,608)	737,155

Net increase (decrease) in cash	42,621	(755,358)	(787,308)	785,570
Cash at the Beginning of Year	161,936	949,244	949,244	163,674
Cash at the End of Year	$204,557	$193,886	$161,936	$949,244

Supplemental disclosure of cash flow information
Cash paid for interest	$67,746	$28,421	$76,214	$–

The accompanying notes are an integral part of these consolidated financial statements.

4

Consolidated Statements of Changes in Stockholders’ Equity

	Common Stock
	Shares	Share Capital	Retained Earning	Total Stockholders' Equity

Balance- December 31, 2011	1,500	$140,000	$193,038	333,038

Net Income (Loss)	–	–	518,833	518,833

Balance, December 31, 2012 (audited)	1,500	$140,000	$711,871	$851,871

Additional Capital from Byron Hsu		90,000	–	90,000

Net Income (Loss)	–	–	298,432	298,432

Balance, December 31, 2013 (audited)	1,500	$230,000	$1,010,303	$1,240,303

Dividend Distribution	–	–	(520,868)	(520,868)

Net Income (Loss)	–	–	(128,625)	(128,625)

Balance, June 30, 2014 (unaudited)	1,500	$230,000	$360,810	$590,810

The accompanying notes are an integral part of these consolidated financial statements.

5

Modern Everyday Inc.

Notes to Consolidated Financial Statements

Note 1 - Description of business and summary of significant accounting policies

Description of business

Customers purchase products from the Company principally through its website or through the Company store on the Amazon.com website. The company sources the items mainly from domestic suppliers. After the items are processed in the Company’s warehouse, they are shipped to Amazon Fulfillments Centers. The Company purchases inventory, which is initially stored in the Company’s warehouse and then shipped to its customers through Amazon Fulfillments Centers.

Modern Everyday Inc. (we, us, our, or the "Company"), previously called Xenon Project International Inc., is a small business corporation which was incorporated in 2008 under the laws of the State of Delaware. On January 1, 2013, the Board of Directors approved the decision to change name from Xenon Project International Inc. to Modern Everyday Inc. The Certificate of amendment changing the name was filed on January 22, 2013, at the Secretary of State of Delaware.

The company operates in California and had the executive office and warehouse located in South El Monte, California until May 31, 2014. After this date, the company moved the office and the warehouse to a bigger location located in Alhambra, California to meet the needs of the business.

After selling the RC Toys Division at the end of 2012, the Company in the fiscal year 2013 focused its business on General Merchandise, the division which started in June 2011. The main activities of the new business line consist of sourcing items differentiated in several categories, such as kitchenware, home products, toys, etc., and re-selling through different online sale channels, where the principal one is represented by Amazon.com.

Super Nova LLC and Modern Everyday LLC are pass-through subsidiaries which are owned 100% by Modern Everyday Inc. They were created for the sole purpose and have the sole use as the legal entity which is registered on Amazon, which requires a unique EIN for each seller account. The revenues are passed 100% through to the Company and consolidated in the Company’s consolidated financial statements. All significant intercompany transactions and balances have been eliminated upon consolidation.

Basis of Presentation and Use of Estimates

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of our consolidated financial statements requires us to make estimates and assumptions that affect, among other areas, inventory reserves and impairment of long-lived assets. These estimates and assumptions also impact revenues, expenses and the disclosures in our consolidated financial statements and accompanying notes. Although these estimates are based on our knowledge of current events and actions we may undertake in the future, actual results may ultimately differ from these estimates and assumptions. All amounts are presented in U.S. dollars, unless otherwise noted.

Interim Results

The consolidated financial statements at June 30, 2014, and for the six month periods ended June 30, 2014 and 2013, are unaudited, but include all adjustments, consisting of normal recurring entries, which our management believes to be necessary for a fair presentation of the periods presented. Interim results are not necessarily indicative of results for a full year. The Company’s operating results will fluctuate for the foreseeable future. Therefore, period-to-period comparisons should not be relied upon as predictive of our results of operations in future periods.

Cash and cash equivalents – We classify as cash and cash equivalents time deposits and other investments that are highly liquid and have maturities of three months or less at the date of purchase.

6

Modern Everyday Inc.

Notes to Consolidated Financial Statements

Trade Receivables – We record trade receivables at net realizable value. According to the nature of our business where the Company collects the money either from final consumers using several marketplaces such as Amazon.com or from other selected wholesalers, the Company does not reserve any provision for doubtful accounts based on the historical collections with these marketplaces.

Inventory – Inventory, consisting of only finished goods, is stated at the lower of cost or market, using the average cost method to determine the cost. If the cost of the inventory exceeds market value, provisions are made currently for the difference between the cost and the market value. The inventory value has been reduced by $57,438 and $43,615 as of December 31, 2013 and December 31, 2012, respectively.

Inventory value is also reduced for the estimated losses arising from excess and obsolescence. This reduction is determined by estimating market value based on future customer demand. The inventory value has been reduced by $86,516 and $24,635 as of December 31, 2013 and December 31, 2012, respectively.

The Company has an inventory allowance for a total of $212,204 and $68,520 as of December 31, 2013 and December 31, 2012, respectively. After deducting the total allowances, the net inventory value has a total amount of $ 928,609 and $ 439,316 as of December 31, 2013, and December 31, 2012, respectively. The inventory allowance for a total amount of $212,204 remained unchanged as of June 30, 2014.

NET LOSS PER SHARE - We calculate basic loss per share by dividing our net loss by the weighted average number of common shares outstanding for the period, without considering common stock equivalents. Diluted EPS is computed by dividing net loss by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants. The Company had no dilutive securities as of December 31, 2013 and 2012.

Property and equipment – Property and equipment are stated at cost. Repair and maintenance costs that do not improve service potential or extend economic life are expensed as incurred. Depreciation is recorded using the double declining balance method over the estimated useful lives of our assets, which are reviewed periodically.

Intangible asset - Identifiable intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives (3 years) and are reviewed for impairment whenever events or circumstances indicate that their carrying amount may not be recoverable.

Long lived assets impairment – We assess the recoverability of the carrying value of long-lived assets whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. We have the option of performing a qualitative assessment when assessing recoverability. We may also evaluate the recoverability of such assets based upon estimates of the undiscounted cash flows from such assets. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss would be recognized for the difference between the fair value and the carrying amount. We did not recur any impairment charges during the periods presented.

Financial instruments - The carrying amounts of our financial instruments, including cash, trade receivables, trade payable, notes payable and accrued expenses approximate fair value due to the short-term nature of these instruments or their stated rates approximating market rates. Consequently, the carrying amounts of these financial instruments approximate fair value. We do not have any assets or liabilities that are measured at fair value on a recurring basis.

Revenue recognition – The Company recognizes revenue when delivery has occurred, the price is fixed or determinable, and collectability is probable.

Orders from customers are mainly fulfilled and shipped by Amazon from the Amazon Service Centers. A small portion of orders is shipped directly from the company’s warehouse. Revenue is recognized for all of the products for which the shipment has been completed and confirmed amount are settled by the end customers.

7

Modern Everyday Inc.

Notes to Consolidated Financial Statements

Allowances for Sales Returns - All trade receivables are reported on the balance sheet at the outstanding principal adjusted for any allowance related to the return policy. The Company offers returns for items between 2 weeks and 30 days of receipt of shipment, depending on the sales channel. Those estimates are based on historical collection experience. The allowances for sales returns have been calculated as $40,517 and $31,037 as of December 31, 2013 and December 31, 2012, respectively.

Fair Value of Financial Instruments – Accounting Standards Codifications (“ASC”) Topic 820 defines fair value, establishes a framework for measuring fair value, establishes a three-level valuation hierarchy for disclosure of fair value measurement and enhances disclosure requirements for fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1 - Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The carrying value of cash, trade receivable, inventory, prepaid expense, accounts payable, note payable, loan payable, and accrued expense approximates their fair values due to their short-term maturities.

Cost of Goods Sold – The cost of goods sold includes all costs of purchase, transportation and other direct costs incurred in bringing the inventories to their present location and condition, such as warehouse labor cost, shipping supplies and shipping cost to Amazon Service Center. Each cost component is calculated using the average cost method. Reduced inventory value due to difference between the cost and the market value, excess or obsolescence is recorded as loss on inventory write down.

Selling Expenses – The selling expenses, which represented by the end of December 2013 a total cost of 34.9% of the total net sales, consists of commissions, shipping cost, handling cost and customer service as charged by the marketplace (Amazon.com). All these expenses are recorded under selling expense under operating expense.

Concentration of risk

Credit Risk – Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the company. The major classes of financial assets of the company are cash, trade receivables and note receivable. At the balance sheet date, the company’s maximum exposure to credit risk is represented by the carrying amount of each class of financial assets recognized in the balance sheet.

The Company's cash and cash equivalents are with local and national banking institutions and subjected to current FDIC insurance limits of $250,000 per banking institution. Only as of December 31, 2012, the Company bank balances in these bank accounts exceeded the insured amount by $324,089. The Company has not experienced any losses related to this concentration of risk.

Concentration of Business Risk – The revenues of the business are mainly concentrated on Amazon market place. The financial conditions and the persistent growth of the revenues of Amazon.Com Inc. in the last four years do not reveal any priority of diversification in the short term. However, in order to mitigate the concentration of business in the long term, the company is planning to expand the business also through other sales channels.

Recently issued and adopted accounting pronouncements

Effective January 2012, the Company adopted Accounting Standards Update (“ASU”) No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (ASU 2011-04). ASU 2011-04 represents the converged guidance of the Financial Accounting Standards Board (“FASB”) and the International Accounting Standards Board (“IASB”) on fair value measurement. A variety of measures are included in the update intended to either clarify existing fair value measurement requirements, change particular principles requirements for measuring fair value or for disclosing information about fair value measurements. For many of the requirements, the FASB does not intend to change the application of existing requirements under ASC Topic 820, Fair Value Measurements. ASU 2011-04 was effective for interim and annual periods beginning after December 15, 2011. The adoption of this update did not have a material impact on the consolidated financial statements and related disclosures.

8

Modern Everyday Inc.

Notes to Consolidated Financial Statements

In July 2012, the FASB issued guidance on testing for indefinite-lived intangible assets for impairment. The new guidance allows an entity to simplify the testing for a drop in value of intangible assets such as trademarks, patents, and distribution rights. The amended standard reduces the cost of accounting for indefinite-lived intangible assets, especially in cases where the likelihood of impairment is low. The changes permit businesses and other organizations to first use subjective criteria to determine if an intangible asset has lost value. The amendments to U.S. GAAP are effective for fiscal years starting after September 15, 2012. The adoption of this accounting guidance did not have a material impact on our consolidated financial statements and related disclosures.

In April 2014, the FASB issued ASU No. 2014-08, “Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity” (“ASU 2014-08”), which changes the criteria for reporting discontinued operations while enhancing disclosures in this area. Pursuant to ASU 2014-08, only disposals representing a strategic shift, such as a major line of business, a major geographical area or a major equity investment, should be presented as a discontinued operation. If the disposal does qualify as a discontinued operation under ASU 2014-08, the entity will be required to provide expanded disclosures. ASU 2014-08 is effective for the Company beginning November 1, 2015. The adoption of ASU 2014-08 is not expected to have a material effect on the Company’s condensed consolidated financial statements or disclosures.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on our present or future consolidated financial statements.

9

Modern Everyday Inc.

Notes to Consolidated Financial Statements

Note 2 – Accounts receivables

Accounts receivable consisted of the following as of June 30, 2014, December 31, 2013, and December 31, 2012:

	June 30, 2014	Dec 31, 2013	Dec 31, 2012
	(Unaudited)	(Audited)	(Audited)
Accounts receivable	$221,567	$372,669	$370,667
Less: allowance for doubtful accounts	–	–	–
Less: allowance for returns	(12,901)	(40,517)	(31,037)
Total accounts receivable	$208,666	$332,151	$339,630

Note 3 – Inventories

Inventories consisted of the following as of June 30, 2014, December 31, 2013, and December 31, 2012:

	June 30, 2014	Dec 31, 2013	Dec 31, 2012
	(Unaudited)	(Audited)	(Audited)
Finished goods	$1,339,596	$1,140,813	$507,566
Less: allowance for returns	(38,545)	(38,545)	(8,433)
Less: allowance for LCM	(101,053)	(101,053)	(43,615)
Less: allowance for Obsolescence	(72,606)	(72,606)	(16,202)
Total	$1,127,392	$928,609	$439,316

Note 4 - Notes Receivable – We record notes receivables at net realizable value. Notes receivable consists of the principal amount due by Windmill Asset, Inc., a Colorado corporation which purchased RC Toy Division from the Company on December 27, 2012. The promissory note, which had an original amount of $745,240 is due in 4 years at the simple interest rate of 7.5%, had an outstanding amount of $579,276 and $745,240 as of December 31, 2013 and 2012, respectively. On June 30, 2014, the note receivable has been transferred out the company through the dividend distribution to the Company’s sole shareholder.

Note 5 -- Property and Equipment

Property and equipment consist of the following:

	June 30, 2014	Dec 31, 2013	Dec 31, 2012	Useful Life
	(Unaudited)	(Audited)	(Audited)	(Years)
Machinery & Equipment	$7,111	$16,412	$–	7
Computer equipment	$3,502	$900		5
Furniture & Fixture	$5,846	$1,147		7
Less: accumulated depreciation	(8,109)	(8,832)	–
	$8,350	$9,627	$–

10

Modern Everyday Inc.

Notes to Consolidated Financial Statements

Depreciation expense for the years ended December 31, 2013, and December 31, 2012 were $ 1,665, and $0, respectively. Depreciation expense for the six months ended June 30, 2014 and 2013, were $ 1,744, and $750, respectively.

At the end of December 2012, the Company equipment was sold to Windmill Assets Inc. as part of the Toys business division. Depreciation expense recorded in the year ended December 31, 2012 was $ 5,555.

Note 6 -- Intangible Asset

Intangible assets consist of the following:

	June 30, 2014	Dec 31, 2013	Dec 31, 2012	Useful Life
	(Unaudited)	(Audited)	(Audited)	(Years)
Software	$180,315	$148,528	$36,469	3
Less: accumulated amortization	(68,939)	(34,243)	(5,982)
	$111,376	$114,285	$30,487

Amortization expense for the years ended December 31, 2013 and 2012 was $ 28,261 and $5,982 respectively. Amortization expense for the six months ended June 30, 2014 and 2013 was $ 34,696 and $7,777 respectively.

Note 7 – Prepaid Merchandise

	June 30, 2014	Dec 31, 2013	Dec 31, 2012
	(Unaudited)	(Audited)	(Audited)
Prepaid Merchandise	$206,810	$207,067	$63,988
Total	$206,810	$207,067	$63,988

11

Modern Everyday Inc.

Notes to Consolidated Financial Statements

Note 8 – Debt

Debt consists of the following:

Term Loans and Loan Payable

	June 30, 2014	Dec 31, 2013	Dec 31, 2012
	(Unaudited)	(Audited)	(Audited)
Term loan 1		$250,000	$550,000
Term loan 2	$70,000	–	$250,000
Term loan 3	–	–	$180,000
Term loan 4	–	$29,231	$79,231
Term loan 5	–	$83,096	$75,000
Term loan 6	$73,576	$73,576	$55,000
Term loan 7	–	–	$48,339
Term loan 8	$105,044	$98,000	$48,000
Term loan 9	–	–	$14,941
Term loan 10	$100,000	$100,000	–
Term loan 11	$30,000	$30,000	–
Term loan 12	$50,000	$50,000	–
Term loan 13	$30,000	$30,000	–
Term loan 14	$30,000	$30,000	–
Term loan 15	–	$30,000	–
Loan Payable 16	–	–	$200,000
Loan Payable 17	$243,764
Total debt	$732,384	$803,903	$1,500,511
Less: current portion	$488,620	$803,903	$1,300,511
Long-term portion of debt	$243,764	–	$200,000

Term loan 1: The Company entered into a one year business loan of $250,000, dated as of October 31, 2012, and increased to $ 550,000 as of November 16, 2012. The interest rate per annum was chargeable at 20.00%. The loan was paid off in two tranches of $ 300,000 and $250,000 at January 2013 and January 2014, respectively.

Term loan 2: The Company entered into a $250,000 revolving loan facility, dated September 28, 2012. The term loan was repayable in 12 months. The interest rate per annum was chargeable at 2.00% above the bank’s Prime Lending Rate. The revolving line was paid off at October 2013 and partially reused for an amount of $70,000 as of June 30, 2014.

Term loan 3: The Company entered into a $180,000 one year business loan, dated October 4, 2012. The interest rate was chargeable at 10.00% per annum. The loan was paid off at January 2013.

Term loan 4: The Company entered into a one year business loan of $13,060, dated as of July 1, 2012 and increased to $79,231 as of November 6, 2012. The interest rate was chargeable between 10.00% and 20.00% per annum. The loan was paid off in two tranches of $ 50,000 and $29,231 at January 2013 and January 2014, respectively.

Term loans 5: The Company entered into a one year business loan of $100,000, dated as of June 22, 2012. The interest rate per annum was chargeable at 0.00%. The loan was paid off at June 2014.

12

Modern Everyday Inc.

Notes to Consolidated Financial Statements

Term loan 6: The Company entered into a one year business loan of $55,000 with four notes (January 13, 2010, October 8, 2011, November 25, 2011, and December 12, 2011) which was increased to $73,576 as of September 2013. The interest rate per annum was chargeable at 10.00%. The note is due on demand.

Term loan 7: The Company entered into a one year business loan of $40,000 at November 2011, which was increased to $48,339 as of December 31, 2012. The interest rate was chargeable between 10.00% and 20.00% per annum. The loan was paid off at November 2013.

Term loan 8: The Company entered into a demand loan of $48,000 as of November 1, 2012 at the interest rate of 20% per annum. In January 2013, the loan was renewed with an interest rate of 10% per annum and the amount increased by $ 50,000 and $7,044 at November 2013 and at January 2014 respectively, ending with a total amount of $ 105,044 owing as of June 30, 2014.

Term loan 9: The Company entered into a business employee’s loan program of $ 38,300 between July and September 2012. The loans were partially paid off in the same year ending with a total of $14,941 as of December 31, 2012. The interest rate per annum was chargeable at 10.00%. The loan was paid off at October 2013.

Term loan 10: The Company entered into a $100,000 business loan dated October 25, 2013. The interest rate was chargeable at 12.00% per annum and due on demand.

Term loan 11: The Company entered into a $30,000 business loan dated January 18, 2013. The interest rate was chargeable at 10.00% per annum and due on demand.

Term loan 12: The Company entered into a $50,000 six-month business loan dated October 15, 2013. The interest rate was chargeable at 10.00% per annum.

Term loan 13: The Company entered into a $100,000 business loan dated October 25, 2013. The interest rate was chargeable at 12.00% per annum. The loan was partially paid off in the amount of $70,000 at December 2013.

Term loan 14: The Company entered into a $30,000 six-month business loan dated November 11, 2013. The interest rate was chargeable at 12.00% per annum.

Term loan 15: The Company entered into a $30,000 six-month business loan dated November 11, 2013. The interest rate was chargeable at 12.00% per annum. The loan was paid off at June 2014.

Loan payable 16: The Company entered into 3 business loans for a total of $200,000 (August 30, 2010, October 15, 2010, and, April 27 2012). The interest rate was chargeable at 0.25% per annum. The loan was paid off in 2013.

Loan payable 17: The Company in January 2014 entered into a bank loan of $ 250,000 with a maturity of 10 years. The interest rate per annum was chargeable at 2.75% above the bank’s Prime Lending Rate. The outstanding amount as of June 30, 2014 has a total of $ 243,764.

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Modern Everyday Inc.

Notes to Consolidated Financial Statements

Note 8 – Stockholders’ equity

The Company has common stock with no par value. As of June 30, 2014, December 31, 2013 and December 31, 2012, the number of shares authorized and outstanding was 1,500. In December 2013, the Company received a cash capital injection of $90,000. In June 2014, the Company distributed dividends for a total of $501,613 offsetting remaining notes receivable and other current liabilities for an amount of $520,868 and $19,255 respectively.

Note 9 - Operating leases

The company leases office space under a non-cancelable operating lease agreement. The lease runs for a period of two years, with an option to renew the lease after that date.

Future minimum rental payments required under the lease agreement that has remaining non-cancelable lease term in excess of 5 months as of December 31, 2013 is as follows:

Year ending December 31,

2014 - $20,240

Rent expense was $48,440 and $67,552 for the periods ended December 31, 2013 and December 31, 2012, respectively.

On June 1, 2014 the company entered in a new 2 years lease which has a monthly lease payment of $10,061.

Future minimum rental payments required under the lease agreement that has remaining non-cancelable lease term as of June 30, 2014 is as follows:

Year ending December 31,

2014 $ 60,366

2015 $120,732

2016 $ 50,305

The company leases an automobile under an operating lease agreement. The lease runs for a period of three years, with an option to purchase the vehicle after that date.

Future minimum lease payments under operating leases as of December 31, 2013 are approximately as follows:

Year ending December 31,

2014 $5,725

2015 $5,725

Note 10 - Other Gains or (Losses)

Windmill Assets - Consulting agreement - On December 27, 2012, the Company signed a 12-month consulting agreement with Windmill Assets, Inc. to assist Windmill Assets, Inc. in learning how to assess, maintain, grow and operate a toy business. The value of the service provided by the Company during the fiscal year 2013 was $198,700 and has been recorded under other gain.

Note 11 – Discontinued Operation

On December 27, 2012, the Company discontinued the Toys Business line selling the assets to Windmill Assets, Inc. The net profit generated by the line, which includes all the revenues and costs directly or indirectly attributable to the Toys business line, has been recorded for a total of $157,055 and also gain from disposal of assets of $553,606. This amount does not include the proceeds generated by the consulting agreement, mentioned above, as the service was provided in the following year.

14

Modern Everyday Inc.

Notes to Consolidated Financial Statements

Net Sales	3,453,765
Cost of goods sold	(2,204,927)
Gross Profit	1,248,838

Operating Expenses:
Selling Expenses	(666,626)
General and Administrative Expenses	(385,853)
Total Operating Expenses	(1,052,479)
Operating Income	196,359

Interest Income	(39,304)

Net Income from Discontinued operation, net of tax	157,055

Note 12 – Income taxes

The Company is a form of corporation that meets the IRS requirements to be taxed under Subchapter S of the Internal Revenue Code. Any profits earned by the corporation are not taxed at the corporate level, but rather at the level of the shareholders.

Note 13 – Related party transactions

Byron Hsu, who until August 24, 2014, was the 100% owner of the Company, had a loan to the Company of $75,000 as of December 31, 2012. The loan was paid off at June 2014.

The Company has three bank accounts under Byron Hsu’s personal name and classified as due from officer of $386,134 as of December 31, 2012. The bank accounts were closed in February 2013.

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